BUSINESS CONSULTANT AGREEMENT

THIS BUSINESS CONSULTANT AGREEMENT (the "Agreement") is made and entered into this 12th day of August 2011, by and between, Evolution Capital, LLC ("Consultant"), and Bray-Conn Resources, LLC ("Bray-Conn" or the "Company").

WITNESSETH:

WHEREAS, Bray-Conn has requested that Consultant fund the Company (or any holding company that may acquire the Company) a minimum of $100,000 for continuing operations and potential future acquisitions and well as advise the Company on general corporate matters.

WHEREAS, Consultant desires to provide such services to Bray-Conn.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties agree as follows:

1. AGREEMENT; SCOPE

1.1 Engagement

Bray-Conn hereby agrees to engage Consultant to provide the services specified in Section 2 below and Consultant hereby agrees to provide such services to Bray-Conn upon the terms and conditions hereinafter set forth.

1.2 Relationship of the Parties

It is expressly acknowledged by the parties hereto that Consultant is an independent contractor and nothing in this Agreement is intended nor shall be construed to create an employer/employee relationship, a joint venture of any kind including any principal/agent relationship between Bray-Conn and Consultant. Bray-Conn shall not have any right to exercise any control or discretion over the manner or method by which Consultant performs services hereunder; provided, however, the services to be provided by Consultant hereunder shall be provided in a manner consistent with the professional standards governing such services and the provisions of this Agreement. Neither party shall have any authority to act for the other party, except as expressly provided herein.

2. SERVICES

2.1 Advice and Counsel

Consultant will provide advice and counsel to Bray-Conn concerning business opportunities and general business practices.

2.2 Due Diligence

Consultant shall undertake due diligence with respect to proposed transactions involving Bray-Conn.

2.3 Additional Services

Consultant may provide such further and additional services as is necessary to fulfill its engagement or may be mutually agreed upon by the parties.

2.4 Best Efforts

Consultant shall devote such time and best efforts as may be reasonably necessary to perform the foregoing services.

3. COMPENSATION

3.1 In consideration of the services to be performed by Consultant hereunder, upon execution of this Agreement, Bray-Conn shall issue to Consultant sixteen percent (16%) of the outstanding equity of Bray-Conn (or sixteen percent (16%) of any holding company that may acquire Bray-Conn).

4. BRAY-CONN REPRESENTATIONS AND WARRANTIES

Bray-Conn hereby represents and warrants to Consultant as follows:

4.1 Authorization

Bray-Conn has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereunder.

4.2 No Violation

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder will violate any provision of the charter or bylaws of Bray-Conn or, violate, or be in conflict with, or constitute a default under, any agreement or commitment to which Bray-Conn is a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

5. CONFIDENTIALITY AND NON-DISCLOSURE

5.1 During and after the term of this Agreement, Consultant shall maintain the confidentiality of the Company and shall not furnish, release, disclose or otherwise make available to third parties, in any form whatsoever any confidential or proprietary information of the Company (the Confidential Information). Confidential Information means (a) information and materials that are identified in writing as CONFIDENTIAL at the time of disclosure, (b) information disclosed orally and subsequently identified in writing as CONFIDENTIAL within thirty days following the initial disclosure of such information, or (c) information or materials that Bray-Conn treats as confidential and does not disclose publicly. The term Confidential Information includes, without limitation, any trade secrets, business plans, equipment or project location, financial information and employee information.

6. INJUNCTIVE RELIEF

In the event of a breach or threatened breach of the provision of Section 5.1 of this Agreement, Consultant agrees that Bray-Conn shall be entitled to an injunction enjoining and restraining such breach or threatened breach and such other remedies as may be available to Bray-Conn. Consultant agrees and acknowledges that a breach or threatened breach of the provisions of Section 5.1 shall cause Bray-Conn to suffer irreparable damages, including the Company's inability to prove specific money damages.

7. TERM

The term of this Agreement shall commence upon execution hereof by Bray-Conn and Consultant, and shall continue for a period of one (1) year unless terminated sooner by either party upon giving thirty (30) days' written notice to the other party.

8. MISCELLANEOUS

8.1 Amendment and Modification

This Agreement may only be amended or modified by a writing signed by the party against whom enforcement of any such amendment or modification is sought.

8.2 Notices

Any written notice to be given hereunder by a party to the other party may be effected by personal delivery, facsimile transmission or by mail, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but any party may change his address by written notice in accordance with this Agreement. Notices delivered personally or by facsimile transmission shall be deemed to have been given upon actual receipt thereof; mailed notices shall be deemed communicated as of three (3) days after mailing.

8.3 Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

8.4 Publicity

Neither Consultant nor Bray-Conn shall make or issue, or cause to be made or issued, any public announcement or other disclosure of this Agreement or the terms and conditions thereof without the prior written consent of the other party; provided, however, this provision shall not apply to any public announcement or other disclosure required to by made by law or by rule or regulation of any federal or state governmental authority, except that the party required to make such public announcement or disclosure shall consult with the other party concerning the timing and content of such public announcement or disclosure before it is made.

8.5 Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah.

8.6 Litigation

The prevailing party in any litigation relating to the interpretation, application or enforcement of any provision of this Agreement shall be entitled to recover against the other party costs and reasonable attorneys' fees.

8.7 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.8 Headings

The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

8.9 Entire Agreement

This Agreement sets forth the entire agreement of the parties hereto and supersedes any prior agreements or understandings, whether oral or written, between the parties.

8.10 Further Assistance

Each party agrees that it shall from time to time take such further actions and execute such additional instruments as may be reasonably necessary to implement and carry out the intent and purpose of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Business Consultant Agreement to be duly executed as of the day and year first above written.

Bray-Conn Resources, LLC

By: ______________________

Name: Cary A. Valerio

Title: Senior Managing Director

Evolution Capital, LLC

By: ______________________

Name: Michael Doron

Title: Manager